                            IMPORT SERVICES AGREEMENT




                                  by and among







                              COLLAGEN CORPORATION







                                   COLLAGEN KK





                                       and






                              LEDERLE (JAPAN), LTD.

        Application for an order granting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 has been or will be timely made. Confidential portions of this document have been redacted and marked with an [***] and have been filed with the Securities and Exchange Commission separately with such application.

                            IMPORT SERVICES AGREEMENT


        This Agreement is made as of May 18, 1998, by and among COLLAGEN CORPORATION, a California corporation with offices at 2500 Faber Place, Palo Alto, California 94303 ("Collagen"), COLLAGEN KK, a Japanese corporation with a registered address at Kita-Aoyama 1-2-3, Minato-ku, Tokyo ("CKK"), and LEDERLE (JAPAN), LTD., a Japanese joint stock company with offices, at 10-3, Kyobashi, 1.-chome, Chuo-ku, Tokyo, Japan ("Lederle").

WHEREAS, Collagen and Lederle entered into a Distribution Agreement dated June 26, 1985 and renewals of the Distribution Agreement most recently dated July 1, 1997 (the "Current Distribution Agreement") pursuant to which Collagen granted Lederle the exclusive distribution rights for the Products (as defined below) in the Territory (as defined below); and

WHEREAS, the Current Distribution Agreement will expire on June 30, 1998; and

WHEREAS, Collagen and Lederle have agreed that responsibility for marketing and sales of the Products should be assumed by CKK, a subsidiary of Collagen International, Inc. which will be actively supported and assisted by Lederle;

NOW THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

1.      DEFINITIONS
        As used in this Agreement:

        (a)     "Products" shall mean Zyderm(R) and Zyplast(R) Collagen
                Implants as sold by Collagen in the United States and future versions of Zyderm(R) and Zyplast(R) Collagen Implants which are developed and marketed by Collagen during the term of this Agreement for use in skin contour correction and dermal augmentation using needle implantation.

        (b)     "Territory" shall mean Japan.

        (c) Best Efforts" shall mean a party's reasonable business efforts consistent with its overall business objectives and commensurate with products of like nature, volume and market potential.

        (d) "Product Approvals" shall mean all approvals (shonin) granted by the Japanese Ministry of Health and Welfare for or in connection with the importation and/or distribution of any Products to Japan, including but not limited to the following:

        Approval No.       Subject Product     Date of Approval     Date of Application
        ------------       ---------------     ----------------     -------------------
        (62B)1096          Zyderm I            November 6 ,1987      February 5, 1987
                           Test Implant
        (62B)1100          Zyderm II           November 6, 1987     July 3, 1987
        (03B)0016          Zyplast             January 11, 1991     April 17, 1990

        (e) "First Year" shall mean the initial period of twelve (12) months from the date hereof, and the terms "Second Year" and "Third Year" shall mean the successive periods of twelve (12) months thereafter following.

2.      APPOINTMENT OF LEDERLE AS IMPORTER AND DISTRIBUTION AGENT

        (a) APPOINTMENT: Subject to the terms and conditions of this Agreement, Collagen hereby appoints Lederle as exclusive importer, and CKK appoints Lederle as its exclusive distribution agent of the Products in the Territory. Lederle accepts these appointments.

        (b) INDEPENDENT CONTRACTORS: It is understood that Lederle of the first part and Collagen and CKK of the second part are respectively independent contractors and are engaged in the operation of their own businesses. Neither party has any authority to enter into any contracts or assume any obligations for the other party or make any warranties or representations on behalf of the other party.

3.      OBLIGATIONS OF LEDERLE

        (a) IMPORTATION OF PRODUCTS, ETC.: Lederle agrees to use its Best Efforts to investigate, maintain government approval for and to import the Products, at its own expense, into the Territory, until such time as all Product Approvals have been transferred to CKK, and upon CKK's instructions and on CKK's behalf to distribute the Products within the territory, exercising the same diligence and adhering to the same standards which it employs with respect to its own pharmaceutical products. In particular, Lederle shall at its own expense:

                (i) Until such time as all Product Approvals have been transferred to CKK, exercise due diligence to obtain and maintain government approvals necessary hereunder to import the Products into the Territory and to sell the Products to CKK, and to diligently proceed to secure, as may be required from time to time, customs clearances and currency authorizations and any permits necessary therefore in the Territory. Lederle shall keep Collagen and CKK fully informed of the status of the Product Approvals and of any changes in the regulatory requirements for the Territory.

                (ii) Submit to Collagen regular monthly offtake forecasts for the Products in the Territory and to update Collagen on a timely basis with information concerning competitive products and procedures.

                (iii) Sell the Products only to CKK and, upon CKK's instructions and on CKK's behalf, distribute the Products for use only by physicians for treatment of patients in the Territory in compliance with local laws and regulations and good commercial practice and for uses and applications approved by Collagen for the Products.

                (iv) Should the requirements of the Japanese Ministry of Health and Welfare or any other relevant governmental body related to or affecting the Products change, the parties agree to review these procedures to ensure continued conformity.

        (b) QUALITY CONTROL: As importer of the Products, Lederle shall be responsible for performing all necessary quality control required under Japanese laws and practice.

        (c) MARKETING SUPPORT and Advice: To enable CKK to market and sell the Products effectively and efficiently, Lederle shall make available all information and material in its possession or control pertaining to the Products, the relevant market, customers and groups of customers, and shall ensure that its sales and marketing staff and any other personnel with knowledge or experience in marketing the Products are available on a priority basis to assist CKK on a priority basis as and when required by CKK. In addition, Lederle shall provide CKK management with such information, advice and counsel as CKK's management may request.

        (d) REPORTS: Lederle shall at its expense submit regular monthly reports to CKK setting forth sales of the Products effected by Lederle on CKK's behalf in the Territory for the previous month (including prices, unit sales and other information as may be reasonably requested by Collagen from time to time).

        (e) PROTOCOLS: Lederle undertakes to continue to comply with the following listed protocols previously provided to Lederle and attached hereto as Exhibit B:

                (i)     International Marketing Recall Guideline

                (ii)    International Marketing Shipments to Customers Guideline

                (iii) International Marketing Receiving of Collagen Products Guideline

                (iv) International Marketing Report of Technical and Medical Complaints Guidelines


        (f) PERFORMANCE OF OBLIGATIONS: Lederle understands, acknowledges, and agrees that the continued maintenance of an image of excellence and high level of ethical marketing of the Products is essential to the continued success of both parties hereto. Accordingly, Lederle hereby agrees that it shall, at all times: (i) conduct business in a manner that reflects favorably at all times on the Products and the good name, goodwill, and reputation of Collagen; (ii) avoid deceptive, misleading or unethical practices that are or might be detrimental to Collagen, the Products, or the public, including without limitation the making or offering of any payment to any government official for the purpose of influencing any act or decision of such official in furtherance of this Agreement;
                (iii) make no false or misleading representations, either orally or in any written material, with regard to Collagen or the Products; (iv) not publish or employ, or cooperate in the publication or employment of, any misleading or deceptive advertising material with regard to Collagen or the Products;
                (v) make no representations, warranties or guarantees to customers or to the trade with respect to the specifications, indications, capabilities, or features of the Products that are inconsistent with the literature distributed by Collagen and
                (vi) not enter into any contract or engage in any practice detrimental to the interests of Collagen in the Products. Violation of any of the provisions in the foregoing subsection 3(e) and in this subsection 3(f) shall constitute a material breach of this Agreement.

4.      OBLIGATIONS OF COLLAGEN

        (a) REQUIREMENTS OF LEDERLE: Collagen shall for as long as Lederle acts as importer hereunder supply Lederle's requirements for the Products in the Territory based on CKK's requirements and consistent with Collagen's commitments to its other customers. CKK's requirements for the Products shall be subject to review and consent by Lederle, which consent shall not be unreasonably withheld.

        (b) IMPORTATION SUPPORT: To assist Lederle in importing the Products in the Territory, Collagen shall provide to Lederle, free of charge, certificates of analysis concerning the Products purchased by Lederle, certificates of free sale, and any other documents which Lederle may require for registration purposes, at Lederle's request.

        (c) TRADEMARK LICENSE: Collagen hereby grants to Lederle the non-exclusive right and license to use Collagen's trademarks Zyderm(R) and Zyplast(R) for the Products in the Territory for the term of this Agreement, but only in connection with the importation of the Products purchased from Collagen in the Territory and sale thereof to CKK. Lederle shall be required to use Collagen's trademark with respect to all sales of the Products. Such trademark license shall continue in effect for the Territory while Lederle retains its importation rights in the Territory under this Agreement. All right, title and interest to Collagen's trademark (except the right to use such trademark set forth herein) shall remain with Collagen. Lederle shall not have the right to use Collagen's name in any advertising or promotion or otherwise without Collagen's prior written consent. Upon Lederle's request Collagen shall at its expense file trademark registrations in the Territory.

5.      TERMS AND CONDITIONS OF SALE

        (a) TERMS OF ORDERS: All purchases of the Products by Lederle from Collagen during the term of this Agreement shall be subject to the terms and conditions of this Agreement and to Collagen's Terms and Conditions of Sale as Collagen may establish from time to time, provided that in the event of any conflict between the terms of this Agreement and the Terms and Conditions of Sale of Collagen, this Agreement shall be controlling. Any printed or standard terms and conditions contained in Lederle's purchase order form shall be disregarded. All purchase orders submitted by Lederle to Collagen shall be subject to acceptance by Collagen at its offices at Palo Alto, California, which acceptance shall not be unreasonably withheld.

        (b) PACKAGING: All quantities of the Products shall be in the form of U.S. packaging with Japanese labeling and Japanese pack inserts, to be shrink wrapped in Fremont, California. The Product will be shipped to Japan in this fashion and resold by Lederle who will not break the shrink wrapping.

        (c) QUALITY CONTROL: Lederle shall check the quality of the Products in accordance with Collagen's instructions as may be given from time to time and shall at all times comply with applicable governmental regulations relating to the Products including but not limited to quality and safety regulations.

        (d) PRICE AND PAYMENT: Collagen shall sell the Products to Lederle for the prices in accordance with Exhibit A hereto. All taxes, fees, duties and other charges with respect to the sale by Collagen to Lederle of the Products (excluding income taxes, franchise taxes and taxes based on income) shall be paid by Lederle or, if paid by Collagen or CKK be forthwith reimbursed by Lederle. All payments shall be made within one hundred and twenty (120) days from the date of shipment of the Products to Lederle. If Lederle fails to make any payment to Collagen when due, except where CKK is in default of any payment pursuant to
                Section 6 (d), (i) Collagen may terminate this Agreement upon giving thirty (30) days' written notice if within that period of thirty (30) days Lederle continues in its failure to make payment to Collagen; and/or (ii) Collagen may, without affecting its rights under this Agreement, cancel or delay any future shipments of the Products to Lederle. Collagen will in each case invoice Lederle in Japanese yen at yen/dollar conversion rates fixed for the half-year periods commencing on January 1 and July 1, respectively which will be communicated to Lederle. All payments to Collagen pursuant to this Agreement shall be made in Japanese currency.

        (e) WARRANTY: Collagen warrants that the Products sold to Lederle will at all times comply with the requirements of and regulations adopted pursuant to the U.S. Federal Food Drug and Cosmetic Act.

                Collagen further represents and warrants and hereby agrees to hold Lederle harmless from any and all liability, causes of action, damages and/or judgments, including but not limited to attorneys' fees, costs and expenses for any defect which may arise from or due to Collagen's actions in not manufacturing the Products for Lederle in accordance with applicable US Food and Drug Administration ("FDA") rules and regulations and/or in accordance with the IDE/PMA filed and amended by Collagen with respect to the Products which have been approved by the FDA. Collagen will provide, when requested by Lederle, certification that to the best of its knowledge it is in compliance with U.S. laws, statutes, rules, regulations and relevant orders relating to the manufacture, use, distribution and sale of the Products. If Lederle finds any deficiency in quantity and/or any defect in quality of the Products delivered hereunder, Lederle shall promptly give Collagen written notice of such deficiency or defect, and Collagen, upon receiving such notice shall discuss the deficiency or defect with Lederle and will work with Lederle to insure Collagen's obligations under this Agreement with regard to quantity and quality of supply are being met. Lederle shall not be obligated to pay for Products with any claimed deficiencies or defects until such claims are resolved. In the event Collagen agrees that such defect in quality and/or quantity are its responsibility, Collagen shall promptly and without charge to Lederle make up for such deficiency and/or replace such defective Products with Products meeting specifications for Products. Collagen shall bear the costs of return of such defective Products to Collagen. EXCEPT AS SET FORTH ABOVE, COLLAGEN MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

        (f) Collagen will continue to furnish from time to time samples for testing as may be requested by the Japanese authorities free of charge.

6.      DISTRIBUTION OF PRODUCTS

        (a) Lederle shall at its own risk and expense warehouse Products imported in its own name or that of CKK hereunder, and shall upon CKK's instruction and in CKK's name distribute such Products to customers. Payments made by customers shall be remitted directly to an account or accounts to be designated by CKK.

        (b) Lederle shall maintain complete and accurate records including full particulars of each shipment and shall on or before the fifteenth (15th) day of each month or at such other times as CKK may request furnish CKK with fully particularized reports of all shipments effected during the previous calendar month.

        (c) As full consideration for Lederle's importation and distribution of Products during the First Year, CKK shall pay to Lederle a sum corresponding to the quantities of Products actually shipped to customers during the First Year and calculated at the prices set forth in subsection (d) of Section 5 ("Terms and Conditions of Sale")
                 hereof to which shall be added a margin of [***]; provided that, for all Products shipped to customers on a complimentary basis during the First Year, Lederle shall be reimbursed in an amount equivalent to the price paid by Lederle to Collagen to which shall be added a handling charge of five per cent (5%).


        (d) Payments by CKK to Lederle shall be made within one hundred and twenty (120) days of the end of the calendar month for the Products sold during that calendar month. If CKK fails to make any payment to Lederle when due, Lederle may terminate this Agreement upon giving thirty (30) days' written notice, if within that period of thirty (30) days CKK continues in its failure to make payment due to Lederle, and/or without affecting its rights under this agreement or incurring any liability to Collagen and/or CKK, cancel or delay any further orders of the Products to Collagen. All payments to Lederle by CKK pursuant to this Agreement shall be made in Japanese currency.

        (e)     Title in any Products distributed by Lederle pursuant to this
                Section 6 shall remain with Lederle until such goods have been delivered to a customer, at which moment title shall be deemed to have passed momentarily to CKK and immediately thereafter to such customer. Lederle shall assume, and shall fully insure against, all risks (including force majeure) in relation to Products from the time of shipment by Collagen until such time as risk passes to CKK and the respective customer.

        (f) Lederle shall strictly observe all relevant rules and regulations and adhere to the highest standards of professional practice in the U.S. and Japan in relation to its warehousing management of the Products and all related record-keeping in accordance with Collagen policies.

        (g) CKK shall immediately notify Lederle of any and all incidences of side effects or adverse reactions with respect to Products which come to its attention from customers in the Territory. Collagen shall notify Lederle of any and all incidences of side effects or adverse reactions which the U.S. Food and Drugs Administration (FDA) requires Collagen to communicate to its distributors or which Collagen is required to report to the FDA.

7.      ASSIGNMENT OF APPROVALS

        (a) Lederle shall transfer and assign any and all Product Approvals to CKK and exercise its Best Efforts to cooperate with CKK, and Lederle and CKK shall each exercise their best efforts so that all Product Approvals are registered in favor of CKK on or before June 30, 1999 (the "Assignment Target Date").

        (b) Without limitation to the generality of the foregoing, Lederle shall in particular:

                (i) Transfer and deliver to CKK any and all documents (including without limitation all supporting documentation and material clinical reports and other


*** CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
    SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                records) submitted or supplied to the Ministry of Health and Welfare (MHW), and any correspondence or other documents exchanged with or received from MHW, in connection with any Product Approvals or applications therefor, whether pursuant to Art. 14 of the Pharmaceutical Affairs Law, Art. 21(6) of the Implementing Regulations to the Pharmaceutical Affairs Law, or otherwise.

                (ii) Execute a form of assignment or assignment contract in a form acceptable to CKK and to MHW for purposes of effecting the transfer and assignment of the Product Approvals to CKK, and assist in the filing and further prosecution of the application for transfer of product approvals, including if requested liaison with MHW on CKK's behalf. Following the filing of the application for transfer of the application for transfer of product approvals, CKK shall contact MHW once every month to ascertain whether or not MHW has issued corresponding permits to add medical devices as products to be imported (the "Permits"). CKK shall thereupon take delivery of the Permits within ten (10) business days.

        (c) Lederle shall execute all relevant documents, do any and all things, take all necessary or appropriate steps and provide any advice or support required or requested by CKK to ensure that all Product Approvals are validly assigned to and assumed by CKK by or before the Assignment Target Date. Collagen and Lederle shall jointly ensure that Lederle will have sufficient stocks of all Products to supply CKK's requirements until CKK is in a position to import stocks in its own name, any excess inventory of the Products to be purchased by CKK in the manner stipulated in Section 7(e) hereunder.

        (d) CKK will as soon as practicable establish suitable facilities to enable it to be licensed by MHW as importer of the Products, and will notify Lederle at an early stage of the date when, it expects such facilities to have been established. Upon receipt of CKK's notification, Lederle shall - without prejudice to any other obligations hereunder - make best efforts to ensure that the Product Approvals are transferred to CKK with the utmost expedition.

        (e) Following the assignment of Product Approvals to CKK, Lederle shall cease all further importation and sale of Products and shall promptly sell to CKK, and CKK shall purchase from Lederle, all Products then in Lederle's inventory considered by CKK's Quality Assurance Department to be in good condition for sale. If any Products are considered not to be in good condition, Lederle may request that CKK re-confirm the quality of such Products in the presence of Lederle representatives. The price for any Products purchased by CKK shall be the price Lederle paid Collagen for the Products to which shall be added actual costs incurred by Lederle in connection with the customs clearance, transportation and landing, transitory warehousing and insurance of such Products by independent third-party contractors, as well as Consumption Tax at the then applicable rate. For the avoidance of doubt, any additional cost and expense to relabel or otherwise modify the Products sold to CKK shall be for CKK's account.

8.      ASSIGNMENT CONSIDERATION

        (a) Within thirty (30) days of completion of the assignment of all Product Approvals and receipt by CKK of Permits corresponding thereto, Collagen shall pay to Lederle the sum of [***] as consideration for the assignment of the Product Approvals (hereinafter "Assignment Consideration"). Without prejudice to any other remedies Collagen and CKK may have, no Assignment Consideration shall be payable in the event that any Product Approvals have lapsed or otherwise become incapable of being assigned to CKK.

        (b) In the event that Permits confirming CKK's ownership of all of the Product Approvals (hereinafter collectively "Certificates") have not been received by CKK by the Assignment Target Date, the amount of the Assignment Consideration shall be successively reduced by [***] of the original amount for the first, second or third month or fraction thereof elapsing between July 1, 1999 and the first business day on which assignment of the Product Approvals to CKK shall have been completed and CKK shall have received the last of the Certificates, and shall likewise be reduced by [***] for the fourth, fifth and sixth month or fraction thereof thus elapsing.

        (c) The provisions of the foregoing subsection (b) of this Section 8 shall not apply in the event that, Lederle having carried out and fulfilled all of its obligations under Section 7 and Section 3 hereof, the transfer of the Product Approvals to CKK and registration of the Product Approvals in CKK's name is delayed due to:

                (i) CKK's failure to take all reasonable steps to secure a license under the Pharmaceutical Affairs Law enabling it to act as importer of the Products no later than ninety
                        (90) days prior to the Assignment Target Date; or

                (ii) Suspension or review of any Product Approvals by MHW, provided that Lederle shall have notified CKK and Collagen of the commencement of any such suspension or review, or of any fact or development liable to occasion such suspension or review by MHW, within five (5) business days from the earliest date on which Lederle became or could with reasonable diligence have become aware thereof.

9.      ONGOING SUPPORT AND DISTRIBUTION

        (a) Following the transfer of the Product Approvals to CKK, Lederle shall to the extent required by CKK continue to warehouse and distribute Products on CKK's

***CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
   SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                behalf in accordance with the provisions of Section 6 ("Distribution of Products") hereof.

        (b) Lederle shall at all times closely cooperate with CKK and use its good offices generally to assist and support CKK's marketing of the Products and to ensure that the transfer of Product distribution to CKK is adequately explained to and accepted in the market. Any statements etc. to be addressed to customers, government entities and other affected parties shall without exception be submitted to CKK for approval prior to circulation.

        (c) As full and exclusive consideration for Lederle's distribution of Products imported by Lederle or CKK and shipped to customers pursuant to this Section 9, CKK shall pay the following amounts as commission to Lederle:

                (i) FOR ALL PRODUCTS (IF ANY) SHIPPED TO CUSTOMERS DURING THE FIRST YEAR: an amount to be calculated according to subsection
                (c) of Section 6 ("Distribution of Products") hereof.

                (ii) FOR ALL PRODUCTS SHIPPED TO CUSTOMERS DURING THE SECOND
                YEAR: an amount equivalent to [***] of CKK's net selling price for such Products.

                (iii) FOR ALL PRODUCTS SHIPPED TO CUSTOMERS DURING THE THIRD
                YEAR: an amount equivalent to [***] of CKK's net selling price for such Products.

        Lederle shall be entitled at its own cost and expense to have an internationally recognized firm of accountants audit CKK's books of account and other records to the extent required to confirm CKK's net selling price for Products.

(d) Lederle accepts and agrees that the payments stipulated in the foregoing subsection (c) fully compensate it for the value of any goodwill, customer information, marketing data made or to be made available to CKK, any services rendered, costs incurred, personnel transferred, and any rights Lederle may have acquired in connection with its importation and sales of Products.

(e) In the event that the Product Approvals shall not have been transferred to CKK and registered in CKK's name on or before the Assignment Target Date, Lederle shall continue to import the Products in such quantities and for such period as CKK may consider necessary. Upon shipment of such Products to customers, Lederle shall invoice CKK for the yen equivalent of the purchase price of such Products as set forth in Exhibit A hereof, to which shall be added a commission in an amount equivalent to the commission to which Lederle would have been entitled under subsection
        (c) above had the Product Approvals been transferred; provided that Lederle shall not be entitled to any other or further consideration,

*** CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
    SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

        reimbursement or other payment in this case. Payments shall be made in accordance with the payment terms set forth in subsection (d) of Section 6 ("Distribution of Products") hereof.

10.     SECONDMENT AND TRANSFER OF KEY PERSONNEL

        (a) At CKK's request, Lederle will exercise its Best Efforts to second suitable Lederle personnel (up to a total of eight (8) individuals) with knowledge of the Products to CKK.

        (b) Lederle shall afford Collagen and CKK adequate opportunities to interview and select appropriate individuals amongst Lederle's staff. CKK's initial list of secondment request shall be delivered to Lederle no later than May 25, 1998 for an effective secondment as of July 1, 1998. Thereafter, CKK may from time to time request further secondments as required until December 31, 1998.

        (c) Upon receipt of CKK's list, Lederle will, subject to such individuals' consent, second the individuals named therein to CKK. Salaries, normal retirement benefits required to be paid under Lederle's general staff rules, and employer's social insurance (shakai hoken) contributions (hereinafter collectively "Staff Expenses") as well as existing allowances incurred by Lederle during and in respect of the period of secondment shall be reimbursed by CKK, provided that CKK shall be under no obligation to reimburse Lederle in respect of any increases in Staff Expenses other than those that would have occurred in the ordinary course of Lederle's operations had the individual not been seconded. Lederle shall invoice CKK by the fifteenth day of each calendar month for Staff Expenses and allowances paid during the preceding calendar month. CKK shall pay the invoiced amounts within fifteen days of receipt of Lederle's invoice by remittance to an account with a bank in Japan designated by Lederle. Lederle shall prior to each secondment advise CKK in writing of the amounts of Staff Expenses actually paid to or in respect of the respective individual during each of the preceding twenty-four (24) calendar months prior to the secondment. Lederle and Collagen and CKK will consult and agree on bonus levels for seconded personnel in line with Lederle general policies. Any travel expenses and other business costs incurred by seconded staff will be for CKK's account.

        (d) In relation to post-retirement shokutaku personnel seconded by Lederle, CKK shall determine within six (6) months from the commencement of secondment whether to retain such personnel as its own personnel. Thereafter, the individual concerned shall at his option be released by Lederle and retained by CKK.

        (e) In relation to regular employees (sei shain) seconded by Lederle to CKK, CKK shall in each case decide within two (2) years from the commencement of secondment whether to seek the transfer of such personnel to CKK and shall notify Lederle at least ninety
                (90) days prior to the expiration of the said period. Thereafter, the individual concerned shall at his option be released by Lederle and employed by CKK on such terms and conditions as the individual and CKK may agree prior to such transfer. Upon transfer of any employee to CKK, Lederle shall forthwith pay to such employee any retirement allowance and other benefits which according to Lederle's internal rules shall have accrued to such employee until the time of such transfer. Notwithstanding the transfer, Lederle shall remain liable and shall hold CKK harmless from and against any and all claims for retirement benefits or other emoluments to which the transferred employee may be entitled by virtue of any period of such individual's service with Lederle prior to such transfer; provided that Lederle shall not be responsible for any claims for retirement benefits or other emoluments to which the transferred employee is or claims to be entitled by virtue of any period of service with CKK after such transfer.

(f) CKK shall have the unfettered right to terminate the secondment of any seconded staff with sixty (60) days' written notice to Lederle at any time during two (2) years from the date of commencement of the secondment. Upon receipt of such notice from CKK terminating any secondment, Lederle shall promptly arrange the return of any such staff to its own office.

(g) Save as otherwise provided herein, the parties' rights and obligations in relation to any employees seconded from Lederle to CKK shall be governed by the Secondment Terms attached hereto as Exhibit C.

(h) Save as stipulated in this Section 10 and in the Secondment Terms, Lederle shall be solely responsible for all Staff Expenses and other costs payable to or in respect of any Lederle employees currently or formerly seconded to CKK, and shall hold CKK harmless from and against any claims by employees or other parties for any such Staff Expenses or other costs.

(i) For the avoidance of doubt, the parties confirm that the personal preferences and legal rights of individuals to be transferred or seconded to CKK will be respected. Nothing in this section shall be interpreted as derogating from the parties' duty to comply with all mandatory provisions of the Labor Standards Law.

(j) The parties hereto agree each to defend any legal action brought against any party by any employee transferred or seconded hereunder and recognize that such actions will be governed by Japanese law and adjudicated upon by the Japanese courts. The parties shall make such payments to one another as may be required to give effect to the rights and obligations among the parties hereto in relation to any such employee and such legal actions as set forth herein.


11.     CONFIDENTIAL INFORMATION

        Collagen, CKK and Lederle agree that during the term of this Agreement and any subsequent agreement under which Lederle obtains distribution rights to the Products from Collagen or any affiliate or subsidiary of Collagen and for a period of five years thereafter each shall keep completely confidential and shall not publish or otherwise divulge or use for its own benefit or for the benefit of any third party any information of a proprietary nature furnished to it (the "receiving party") by the other party (the "disclosing party") without the prior written approval of the disclosing party in each instance, except to the extent that it is necessary to divulge such information for the purposes of this Agreement or the obtaining of governmental approval for the investigation or marketing of the Products. Nothing in this Section 11 shall prevent disclosure or use of information (i) already known to the receiving party; (ii) which is or becomes public knowledge (iii) which is properly acquired by the receiving party from a third party having the right to convey such information. Information of a proprietary nature shall include but not be limited to information concerning a party's products, proposed products, marketing plans, methods of manufacture, customers or any other information or materials in whatever form not generally known to the public.

12.     DEFENSE OF LEGAL ACTIONS AND INDEMNIFICATION

        (a) LEGAL ACTIONS: Lederle agrees that Collagen shall defend, or at its option settle, any claim, suit or proceeding brought against Lederle on the issue of infringement of any Japanese patent, trademark or other intellectual property right by reason of the Products sold hereunder or the use thereof, subject to the limitations hereinafter set forth. Collagen shall have sole control of any such action or settlement negotiations, and Collagen agrees to pay, subject to the limitations hereinafter set forth, any final judgment entered against Lederle or its customers on such issue. Lederle agrees that Collagen at its sole option shall be relieved of the foregoing obligations unless Lederle or its customers notifies Collagen in writing within fifteen (15) days after it becomes aware of any such claim, suit or proceeding and gives Collagen authority to proceed as contemplated herein, and, at Collagen's expense, gives Collagen proper and full information and assistance to settle and/or defend such claim, suit or proceeding. Notwithstanding the foregoing, Collagen assumes no liability for any modification or combination of the Products with other products or for any unauthorized or improper use or application of the Products.

        (b) INDEMNIFICATION BY COLLAGEN: Collagen agrees to indemnify Lederle and to hold Lederle harmless from and against any and all claims made by any person or entity arising out of Collagen's manufacture, importation, testing, marketing, distribution and sale of the Products hereunder, where and to the extent that such damages are attributable to fault by Collagen or its employees or agents in the manufacture of the Products. Collagen hereby indemnifies and holds Lederle harmless from and against any and all claims made against Lederle where and to the extent that damages are alleged to have been caused without any fault of Lederle by previously unknown or undetected adverse effects or counterindications not disclosed by Collagen in its package insert (as updated from time to time), in U.S. Registration applications for the Products provided to Lederle, or otherwise notified by Collagen to Lederle from time to time.

        (c) INDEMNIFICATION BY LEDERLE: Lederle agrees to indemnify Collagen and CKK and to hold Collagen and CKK harmless from and against any and all claims made by any person or entity arising out of Lederle's actions hereunder (including Lederle's importation, testing, and distribution of the Products prior to the transfer of the Product Approvals to CKK, or arising out of Lederle's warehousing, management and distribution of Products thereafter pursuant to any provisions under Section 6 ("Distribution of Products") hereof), where and to such extent the damages are attributable to the fault of Lederle or its employees or agents.

13.     TERM AND TERMINATION

        (a) TERM: This Agreement shall commence on July 1, 1998, and shall continue in effect until June 30, 2001 unless earlier terminated in accordance with the provisions hereof.

        (b)     EXTENSION OF TERM:

                (i) Notwithstanding the provisions of the foregoing subsection (a), CKK and Collagen shall have the unfettered right to extend the term of this Agreement for a further two (2) years under the terms and conditions in effect at the end of the original term.

                (ii) In the event that the Product Approvals shall not have been transferred to and registered in favor of CKK on or before May 31, 2001, CKK and Collagen shall, notwithstanding the provisions of the foregoing subsection (a), have the unfettered right to extend the term of this Agreement for such further term as they may in their unfettered discretion consider appropriate, such term not to exceed (6) years. In this case, the commission payable to Lederle during the period of any such extension pursuant to subsection (c)(iii) of
                        Section 9 ("Ongoing Support and Distribution") hereof shall, notwithstanding any other provision herein, be reduced to (***) of CKK's selling price for such Products unless such failure to transfer the Product Approvals is demonstrably due to the reasons set forth in subsection (c) of Section 8 ("Assignment Consideration").

                (iii) In the event of any extension of the term hereof pursuant to the foregoing subsection, Lederle shall have the right to terminate the agreement upon giving one hundred and eighty (180) days' advance written notice, provided always that Lederle shall not be permitted to terminate the Agreement unless and until all of the Product Approvals have been assigned to CKK.

        (c)     TERMINATION:

*** CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
    SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

        (i) Without prejudice to any other provisions herein, either Collagen and CKK or Lederle may, at their option, terminate this Agreement as of the end of the Second Year upon giving one hundred and eighty (180) days' prior written notice to Lederle or Collagen and CKK, respectively.

        (ii) Either party may terminate this Agreement upon thirty (30) days' written notice in the event that the other party shall have committed a serious breach of any of its material obligations hereunder and such other party shall have failed to correct such breach (if remediable) within thirty (30) days of receipt of a written notice to remedy such breach.

        (iii) This Agreement shall terminate automatically without further notice or action by either party if the other party shall become insolvent, shall make or seek to make an arrangement with or an assignment for the benefit of creditors, or if proceedings in voluntary or involuntary bankruptcy shall be instituted by, on behalf of or against such other party, or if a receiver or trustee of such other party's property shall be appointed.

(d)     EFFECT OF TERMINATION:

In the event of expiration or termination of this Agreement for any reason:

        (i) Lederle shall terminate all importation or distribution activities in the Territory immediately upon expiration, non-renewal or termination (collectively, "Termination") of this Agreement and, except as otherwise provided herein, all rights and obligations of the parties hereunder shall cease; provided, however, that Termination shall not relieve the parties of any obligations, including Lederle's obligations to pay purchase prices, accrued prior to said Termination and CKK's obligation to purchase inventory pursuant to Section 7(e) hereof. The obligations of Collagen and Lederle pursuant to Section 7 ("Assignment of Approvals") hereof shall survive any Termination of this Agreement. Nothing herein shall limit any remedies which a party may have for the other's default, except as set forth in subsection (g) of Section 15 ("Limitation of Damages").

        (ii) Upon Termination, Lederle shall promptly sell to CKK all Products then in Lederle's inventory considered by CKK's Quality Assurance Department to be in good condition for sale. The price for any Products purchased by CKK shall be the price Lederle paid Collagen for such Products to which shall be added actual costs incurred by Lederle in connection with the customs clearance, transportation and landing, transitory warehousing and insurance of such Products by independent third-party contractors, as well as Consumption Tax at the then applicable rate. Any products not acquired by CKK shall be destroyed forthwith in such manner as to prevent any possibility of reuse.

14.     NO COMPETITION

        The parties confirm and acknowledge that (i) Collagen has provided and Lederle has received extensive and valuable proprietary technical and commercial know-how and other business secrets in connection with this Agreement and the preceding Distribution Agreements, (ii) such business secrets are capable of exploitation in connection with products other than the Products; and (iii) the provisions of this Article 14 are necessary and reasonable to protect Collagen's and CKK's business secrets while enabling Lederle to make use thereof for the purposes set forth in this Agreement.

        (a) During the term hereof and for one (1) year (or such shorter period as may be permitted under applicable statutes) thereafter, Lederle shall refrain from importing, manufacturing or selling, or being directly or indirectly involved in the importation, manufacture or sale of any product which is functionally similar, or competitive with, any Products, whether in the territory or elsewhere.

        (b) During the term hereof and for one (1) year (or such shorter period as may be permitted under applicable statutes) thereafter, Lederle shall not sell any Products to any party other than CKK, or export or otherwise sell any Products within or outside the Territory in any manner.

15      GENERAL PROVISIONS

        (a) GOVERNING LAW: This Agreement shall be governed by and interpreted in accordance with the laws of the State of California and the United States excluding the Convention on Contracts for the Sale of Goods and that body of laws known as conflicts of laws.

        (b) ARBITRATION: Any dispute or claim arising out of or in relation to this Agreement shall be finally settled by binding arbitration under the ICC Rules of Arbitration of the International Chamber of Commerce by one (1) arbitrator appointed in accordance with such Rules. The arbitration shall be held in Tokyo, Japan, should either Collagen and/or CKK be the party or parties demanding arbitration, or in San Francisco, California, should Lederle be the party demanding arbitration, Judgment on the award rendered by the arbitrator may be enforced by any court of competent jurisdiction. Legal costs (including attorneys' fees) incurred by either Lederle or Collagen and CKK in connection with the successful enforcement or defense of any rights hereunder shall be reimbursed in full by the unsuccessful party.

        (c) ENTIRE AGREEMENT: This Agreement represents the entire agreement and understanding among the parties hereto with respect to distribution of the Products, supersedes all previous agreements and understandings related thereto and may only be amended or modified in writing signed by authorized representatives of the parties hereto.

        (d) INTEREST: Any sums payable hereunder but unpaid for more than thirty (30) days from the date when payment became due shall bear interest at a rate of fifteen (15) per cent per annum until full and final payment. The parties acknowledge that any default to make payments as due constitutes a breach of this Agreement, and that the aforesaid interest rate constitutes a fair and reasonable pre-estimate of direct and indirect losses likely to be suffered by the respective payee as a result of any payment default.

        (e) ASSIGNMENT: Neither Collagen or CKK nor Lederle shall assign any of its rights or obligations pursuant to this Agreement except to a successor to substantially all of its business by merger or other form of reorganization.

        (f) NOTICES: Any notice required or permitted to be given hereunder shall be in writing and in English and sent by facsimile (with confirmation sent by registered airmail) or by pre-paid registered air mail, return receipt requested, addressed to the parties at their respective addresses as the parties may designate in writing. Notice, including notice of change of address, shall be deemed served on the business day following transmission in the case of notice sent by facsimile or seven
                (7) days after deposit in the mail for notice sent by pre-paid registered airmail.

        (g) LIMITATION OF DAMAGES: Save as provided herein, no party shall be liable to any other for incidental, consequential or punitive damages, even if such other party shall have advised such party of the possibility of the same.

        (h) FORCE MAJEURE: Each of the parties hereto shall be excused from the performance of its obligations hereunder in the event and to the extent that such performance is prevented by force majeure, and such excuse shall continue so long as the condition constituting such force majeure continues plus thirty (30) days after the termination of such condition. For the purposes of this Agreement, force majeure is defined to include causes beyond the control of such party, including without Limitation acts of God, acts, regulations or laws of any government, war, civil commotion, destruction of production facilities or materials by fire, earthquake or storm labor disturbances, epidemic and failure of public utilities or common carriers.

        (i) SHAREHOLDERS NOT LIABLE: Shareholders of Lederle and Collagen shall have no responsibility or liability with respect to rights and obligations contained in this Agreement.

        (j) HEADINGS: Headings contained herein are for convenience only and shall not affect the interpretation of any of the provisions of this Agreement.

        (k) NO WAIVER. Failure by a party to assert any rights hereunder shall not be construed as a waiver of those or any other rights.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized representatives as of the day and year first above written.

        COLLAGEN CORPORATION           LEDERLE (JAPAN), LTD.


        By /s/ GARY S. PETERSMEYER     By
               Gary S. Petersmeyer


        Title  C.E.O.                  Title

        COLLAGEN KK


        By                                  /s/ NORMAN HALLEEN
                                                Norman Halleen

        Title                                   Director

        (k) NO WAIVER. Failure by a party to assert any rights hereunder shall not be construed as a waiver of those or any other rights.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized representatives as of the day and year first above written.

        COLLAGEN CORPORATION           LEDERLE (JAPAN), LTD.


        By                             By   /s/ JIRO HAYASHI
                                                Jiro Hayashi


        Title                          Title   President,
                                               Lederle (Japan), Ltd.

        COLLAGEN KK


        By


        Title

                                   EXHIBIT A


PRODUCTS            CODE           PRICE (US$)
[***]


*** CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT B


(i)     Collagen Contact Personnel
(ii)    International Marketing Recall Guideline
(iii)   International Marketing Receiving of Collagen Products Guideline
(ii)    International Marketing Shipments to Customers Guideline
(iii) International Marketing Report of Technical and Medical Complaints Guidelines

                          Collagen International, Inc.

                           COLLAGEN CONTACT PERSONNEL


TITLE                                     NAME                          PHONE                      FAX

Placing Orders
Export Supervisor                         Tim Andrews                 1-510-623 2413          1-650-354 4894

Medical Information and
Product Safety
Manager of Medical
Information and Product
Safety                                    Karen Heide                 1-650-354 4926          1-650-354 4695
                                                                                          and 1-650-354 4894

Technical Complaints
International Marketing
Specialist                                Maria Andres                1-650-354 4647          1-650-354 4894

Marketing Communications
International Marketing
Specialist                                Maria Andres                1-650-354 4647          1-650-354 4894

Regulatory
International Regulatory
Associate                                 Cecilia Kalinowski          1-650-354 4953          1-650-354 4894

Trademarks
Litigations Specialist                    Pam Campbell                1-650-354 4686          1-650-856 0208

All the above communications should always be copied to John Sampson, Director of Distributor Markets in France:

Tel:    33-1-39-88 85 85
Fax:    33-1-39-88 79 00



24 March 1998

Revision  1

                          Collagen International, Inc.

                    INTERNATIONAL MARKETING RECALL GUIDELINE


In the event that Collagen Corporation should determine the recall of a product or product lot, this will be advised to the distributor by fax.

The distributor will:

1. Recover from customer, whenever possible, unused product and keep it in quarantine in his warehouse, pending decision from Collagen Corporation. Collagen may, at its discretion, either credit product quarantined or replace it.

2. Distributor undertakes, if requested, to provide proof of destruction of quarantined product and to report back to Collagen product successfully recalled from field or warehouse.



25 May 1995

Revision   0

                          Collagen International, Inc.

                             INTERNATIONAL MARKETING

                        SHIPMENTS TO CUSTOMERS GUIDELINE

A. Gel ice bags shall be placed along the inside styrene walls of the shipping carton. To avoid freezing the product, it shall not be packed with the gel ice bags until they thaw to the acceptable shipping temperature range.

                1. The ice bag temperature is measured by sandwiching a temperature probe between 2 ice bags until the probe meter is stable and resting within the correct ice shipping range of -2 Degrees to 0
        Degrees C.

B. Syringes can sit in a controlled room-temperature environment (up to 27 Degrees C) for a maximum of 8 hours in preparation for shipment.

C. Products sealed into cartons designed as above (A) can be considered protected from unacceptable temperatures for at least 3 days.

D. The objective when shipping collagen is to provide maximum protection. The following instructions shall be visible on all shipping documentation in an appropriate language:

              Products are perishable and packed with gel ice bags.
                   If delayed, place cartons in refrigeration:
                               +2 to +8 Degrees C

                           DO NOT DELAY. DO NOT FREEZE

25 May 1995

Revision   0

                          Collagen International, Inc.

                             INTERNATIONAL MARKETING
                    RECEIVING OF COLLAGEN PRODUCTS GUIDELINE


A. Upon receipt open each Shipping carton and confirm that the syringes are still "cool" to the touch (between 2 Degrees - 25 Degrees C). If the product feels "warm" notify the Export Supervisor, (ES) at once for further instructions:

B. Verify the contents of each carton e.g., Collagen code and lot number, expiration date and quantity. Report any discrepancies to the ES immediately for further instructions.

C. Immediately following receiving inspection, all syringes shall be stored between 2 Degrees - 10 Degrees C.

D.      Styrene shipping cartons and gel ice refrigerant bags are re-usable.



25 May 1995

Revision  0

                             INTERNATIONAL MARKETING

             REPORT OF TECHNICAL AND MEDICAL COMPLAINTS GUIDELINES


DEFINITIONS:

Complaint - Information received that constitutes a complaint refers to any written or oral expression of dissatisfaction relative to the identity, quality, durability, reliability, safety, effectiveness, or performance of one of Collagen Corporation's marketed products.

Technical Complaint - Complaints of a technical nature are complaints that are not of a medical nature, e.g. complaints regarding the syringe, syringe cap, needles, etc.

Medical Complaint - Complaints of a medical nature are those complaints that involve a human being.

GUIDELINES:

        A.      Technical Complaints

                Technical complaints from national customers should be forwarded to the International Marketing Specialist, ensuring that sufficient information is available for investigation by Collagen Corporation.

        B.      Medical complaints

                Medical complaints should be forwarded to the Manager of Medical Information and Product Safety within 48 hours of initial receipt of information, using the attached form (International Clinical Report). Distributors are responsible for submitting local reports to their regulatory agencies in accordance with local regulations in the countries of their responsibility. Collagen International distributors are responsible for maintaining a tracking system for Collagen and LipoMatrix implants delivered to physicians, and for instructing doctors to maintain a data base of patients to whom Collagen implants have been administered.



11 July 1997

Revision   1

                              COLLAGEN CORPORATION
                      INTERNATIONAL COMPLAINT REPORT FORM


                                                          For Internal use only:
                                               Complaint No. ___________________
                                                 ARM No. _______________________

DESCRIPTION OF THE COMPLAINT

ORIGINATOR OF THE COMPLAINT: [ ] Physician     [ ] Patient     [ ] Distributor

DOES THIS COMPLAINT INVOLVE A HUMAN BEING? [ ] Yes (Medical Complaint)
                                           [ ] No (Technical Complaint)

DESCRIPTION: ___________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

================================================================================
PHYSICIAN INFORMATION

Name _________________________________  Specialty ______________________________

Address ________________________________________________________________________

City _________________________________  Country ________________________________

Postal Code _____________ Telephone _____________________ Fax Number ___________

================================================================================
PRODUCT INFORMATION

----------------------------------------------------------------------------------------------------------------
PRODUCT NAME(S)          PRODUCT          PRODUCT        VIGILANCE(TM) ID       IMPLANT       IS PRODUCT BEING
                         CATALOG/           LOT               NUMBER            VOLUME           RETURNED?
                           CODE          NUMBER(S)                                             IF NO, EXPLAIN
                        NUMBER(S)
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

WAS THIS THE FIRST TIME THE DEVICE WAS USED?  [ ] YES   [ ] NO (EXPLAIN IN DESCRIPTION ABOVE)
================================================================================================================


REPORTED BY: _______________ DATE COMPLAINT RECEIVED BY COLLAGEN OR LIPOMATRIX      /   /
                                                                                  DD MMM YY

CONTINUE TO PAGE 2 FOR MEDICAL COMPLAINTS                                 Page 1

                              COLLAGEN CORPORATION
                      INTERNATIONAL COMPLAINT REPORT FORM

                                                          For Internal use only:
                                                          Complaint No. ________
                                                               ARM No. _________

MEDICAL COMPLAINT INFORMATION

PATIENT ___,  ____   BIRTH __/___/__ OR AGE ___  SEX ____ WEIGHT ______ HEIGHT ____
Initial Last  First  Date  DD MMM YY        yrs      M/F         kgs/lbs   cm/inches
__________________________________________________________________________________________

   INDICATION FOR        WAS THIS THE FIRST TIME THE    DATE OF (LAST)     WHAT SITES WERE
IMPLANTATION/DIAGNOSIS    PATIENT WAS IMPLANTED WITH      IMPLANTATION          IMPLANTED?
                               THIS PRODUCT? Y/N           DD/MMM/YY
__________________________________________________________________________________________





__________________________________________________________________________________________


__________________________________________________________________________________________
LOCAL SYMPTOM(S) AT IMPLANT SITE(S)      SITE(S)  INCIDENT DATE            RESOLUTION DATE
                                                    DD/MMM/YY                DD/MMM/YY
__________________________________________________________________________________________


__________________________________________________________________________________________

Were the local symptoms considered by the physician to be product related?
[ ] Yes   [ ] Probably   [ ] Possibly   [ ] Probably not    [ ] No

Diagnosis or etiology for local symptoms:_________________________________

__________________________________________________________________________________________
NON-LOCAL SYMPTOM(S)            SITE(S)                INCIDENT DATE      RESOLUTION DATE
                                                          DD/MM/YY            DD/MM/YY
__________________________________________________________________________________________


__________________________________________________________________________________________


Were the non-local symptoms considered by the physician to be product related?
[ ] Yes   [ ] Probably   [ ] Possibly   [ ] Probably not    [ ] No

Diagnosis or etiology for non-local symptoms:______________________________

CONCOMITANT MEDICAL INFORMATION

Relevant History __________________________________________________________
Test Site Evaluation: (Zyderm and Zyplast only)

             DD MMM YY
Test Date    __/___/__   Lot #_______  Test Response Positive?   [ ] Yes  [ ] No
Retest Date  __/___/__   Lot #_______  Retest Response Positive? [ ] Yes  [ ] No

Concomitant Medical Products _______________________________________________

Lab Work ___________________________________________________________________

Precipitating Events _______________________________________________________

Residual/Sequelae___________________________________________________________

TREATMENT INFORMATION: Was treatment required for the symptoms? [ ] Yes [ ] No



                                                                           EFFECTIVE?
__________________________________________________________________________________________
DATE        MEDICAL OR SURGICAL INTERVENTION                ROUTE           YES   NO
__________________________________________________________________________________________


__________________________________________________________________________________________

-------------------------------              --------------------------------
Collagen/Lipomatrix/Distributor              Collagen/Lipomatrix/Distributor
Reporter Name (please print)                 Reporter Signature

                              COLLAGEN CORPORATION
                      INTERNATIONAL COMPLAINT REPORT FORM

         Continue to page 3 for Implant Retrieval Record as appropriate

                              COLLAGEN CORPORATION
                      INTERNATIONAL COMPLAINT REPORT FORM

                                                          For Internal Use only:
                                                     Complaint No. _____________
                                                           ARM No. _____________

IMPLANT RETRIEVAL RECORD

Has this complaint been previously reported?  Yes [ ]   No [ ]

If Yes,      Physician's Name: ________________, Patient's Initials: ______,
Original Complaint No. (if known): ____________, Date of Explantation: ________

REASON FOR REMOVAL
Routine series  [ ]    Liability claims  [ ]     Allergy    [ ]
Complaint       [ ]    Clinical                  Pain       [ ]
Research        [ ]      Investigation   [ ]     Infection  [ ]
Documentation   [ ]    Failure           [ ]     Other (specify) ______________

ADDITIONAL INFORMATION

Antibiotics   pre-op [ ]   peri-op [ ]   post-op [ ]   prophylactic [ ]

Relevant pharmaceuticals duration _____________________________________________
_______________________________________________________________________________

Post-operative treatment ______________________________________________________
_______________________________________________________________________________

DEVICE DIAGNOSIS (PER TRIAGE)

Observations prior to removal (functional)

     Objectives _______________________________________________________________
     Observational ____________________________________________________________

Observations at removal
                    Yes  No  Doubt N/A                      Yes  No  Doubt N/A
Normal tissue       [ ]  [ ]  [ ]  [ ]     Bone reaction    [ ]  [ ]  [ ]  [ ]
Bursal fluid        [ ]  [ ]  [ ]  [ ]     Discoloration    [ ]  [ ]  [ ]  [ ]
Scar tissue         [ ]  [ ]  [ ]  [ ]     Implant debris   [ ]  [ ]  [ ]  [ ]
Loose implant       [ ]  [ ]  [ ]  [ ]     Infection        [ ]  [ ]  [ ]  [ ]
Granulation tissue  [ ]  [ ]  [ ]  [ ]     Other (specify)  [ ]  [ ]  [ ]  [ ]

Additional Material Provided for Analyses
                       Yes  No
Mammographs            [ ]  [ ]  how many______
Tissue                 [ ]  [ ]  type____ origin____
Bacteriology specimen  [ ]  [ ]  type____ origin____
Immunology specimen    [ ]  [ ]  type____ origin____
Fluid                  [ ]  [ ]  type____ origin____
Photographs            [ ]  [ ]
Pathology reports      [ ]  [ ]
Surgical reports       [ ]  [ ]
Additional documentation (specify)_____________________________________________

___________________________       _ _/_ _ _/_ _
Physician Signature               DD   MMM  YY

                                   EXHIBIT C




                                SECONDMENT TERMS

                                SECONDMENT TERMS

THESE SECONDMENT TERMS GOVERN, AS BETWEEN LEDERLE AND CKK, the conditions of labor, expenses, burdens therefor and the like for those individuals (hereinafter, "Seconded Persons") to be seconded and to perform work while maintaining their status as employees of Lederle.

ARTICLE 1. SECONDMENT (SHUKKO).

1. LEDERLE and CKK shall agree by advance mutual consultation as to the identity of each Seconded Person, the persons who are the object thereof (taishousha), the period of secondment as well as the organizational assignment (shozoku), position (chii), responsible duties (tantou-gyoumu) and place of performance of work for the Seconded Person at CKK's place of business, and in the event that there will occur change to any of the same following secondment, notice thereof shall be given to LEDERLE by CKK no less than one month prior thereto and the consent of LEDERLE shall be obtained.

2. The period of secondment of a Seconded Person shall be two (2) years in principle. However, with regard to an individual being employed for a period previously determined by LEDERLE, in principle the period of secondment shall be from the day of commencement of the secondment until the expiration day of such determined period.

3. The time of commencement of secondment as well as the day of return each shall be the day of LEDERLE's official order (hatsureibi).

ARTICLE 2. WORK.

Seconded Persons, in principle, shall obey CKK's employee work rules (shuugyou-kisoku) and standing work orders and provisions (fukumu-kiritsu), and shall perform work in accordance with CKK's directions and orders
(shiki-meirei). However, LEDERLE's rules and provisions shall apply with regard to salary (kyuuyo), severance allowances (taishoku-kin), severance (taishoku), dismissal (kaiko), retirement age (teinen), temporary work suspensions (kyuushoku) and the like.

ARTICLE 3. WORK HOURS, DAYS OFF, LEAVES.

1. CKK's rules and provisions shall apply with regard to work hours (roudou-jikan) and days off (kyuujitsu).

2. Without regard to the foregoing Paragraph, LEDERLE's rules and provisions shall apply with regard to annual paid leave (nenji-yuukyuu-kyuuka) as well as special paid leave (tokubetsu-yuukyuu-kyuuka).

ARTICLE 4. SALARY, SEVERANCE ALLOWANCE.

Salary (kyuuyo) and severance allowance (taishoku-kin) shall be provided for as follows:

      1)    Salary:

                  The salary (kyuuyo), bonuses (shouyo), housing allowances (juutaku teate, juutaku-hi hojo teate), family allowance (fuyou teate), meal allowance (regional allowance -- chiiki teate), commuting allowance (tsuukin teate), overtime allowance (jikangai teate) and sales allowance (gaikin teate) of Seconded Persons during the period of secondment shall be paid, subtracting miscellaneous deductions (sho-koujyogaku), by LEDERLE in accordance with LEDERLE's rules and provisions. However, when there occur difficulties in application of LEDERLE's salary rules and provisions (kyuuyo-kitei-ni-yori-gatai-jiyuu) with regard to a Seconded Person's responsible duties (tantou-gyoumu) and the like as assigned by CKK, LEDERLE and CKK shall determine the handling of the same by mutual consultation.

      2)    Severance Allowance:

          Severance allowance (taishoku-kin) to be paid at the time of severance (taishoku) of Seconded Persons from LEDERLE shall be paid by LEDERLE in accordance with LEDERLE's own rules and provisions.

ARTICLE 5. SOCIAL INSURANCE (SHAIKAI HOKEN)

LEDERLE will continue to provide health insurance (kenkou hoken), welfare annuity insurance (kousei nenkin hoken) employment insurance (koyou hoken) and workmen's accident compensation (roudousha saigai hoshou) coverage for all Seconded Persons. CKK will provide workmen's accident compensation insurance (roudousha saigai hoshou hoken) coverage.

ARTICLE 6. BUSINESS TRAVEL EXPENSES.

CKK's rules and provisions shall apply with regard to business travel expenses (shutchou-ryohi) and travel allowances (shutchou nittou).

ARTICLE 7. WELFARE BENEFITS.

Welfare benefits (fukuri-kousei), in principle, shall be pursuant to LEDERLE's rules and provisions. However, CKK may apply its own rules and provisions to additionally established benefit items.

ARTICLE 8. PERSONNEL EVALUATIONS.

Personnel evaluations (jinji-kouka) of Seconded Persons shall be made initially by CKK and, using the same as a reference, shall be determined finally by LEDERLE pursuant to LEDERLE's own rules and provisions. Further, CKK shall provide to LEDERLE data and information necessary for such purpose.

ARTICLE 9. WORK ADMINISTRATIVE MATTERS.

Administrative matters regarding the work (kinmu-kanri) of Second Persons shall be performed by CKK, with report thereof to be provided LEDERLE in writing each month.

ARTICLE 10. BURDENS FOR EXPENSES.

1. The respective burdens for expenses (hiyou-no-futan) with regard to Seconded Persons shall be as follows:

     1)   Salary (kyuuyo), bonuses (shouyo) and various allowances (sho-teate):
               To be borne in full by CKK.

     2) Health insurance premiums (kenkou-hoken-ryou), welfare pension insurance premiums (kousei-nenkin-hoken-ryou), employment insurance premiums (koyou-hoken-ryou):
               CKK shall bear portion to be borne by the enterprise.

     3)   Workmen's accident compensation insurance premiums
          (roudousha-saigai-hoshou-hoken-ryou):
               To be borne in full by CKK.

     4)   Workmen's accident compensation (roudousha-saigai-hoshou):
               In addition to payments determined by law there shall be made supplementary payments as determined by LEDERLE and with the burden therefor to be borne by CKK.

     5)   Reserves for severance payments (taishoku-kyuuyo-hikiatekin):

          Reserves for severance payments shall be accumulated by LEDERLE, with CKK to reimburse the amount corresponding thereto.

     6) Business Travel Expenses (shutchou-ryohi) and Travel Allowances:
          To be borne in full by CKK.

     7) Congratulations & Condolence Money (keichou-mimai-kin):
          To be borne by both parties in accordance with the respective rules and provisions of LEDERLE and CKK.

     8) Regular Physical Examinations (teiki-kenkou-shindan) and other safety & hygiene (anzen-eisei) expenses:
          CKK shall bear portion to be borne by the enterprise.

     9) Welfare benefits (fukuri-kousei):
          The burden for welfare benefits shall be determined by separate consultation and agreement of LEDERLE and CKK. However, in the event that the rules and provisions of CKK are applied in the manner provided in the proviso of Article 7, above, CKK shall bear the burden therefor.

     10) Expenses regarding Training & Education (koushuu-kyouiku):
          CKK shall bear the total burden therefor when needed for the performance of CKK's work duties. However, in principle LEDERLE shall bear the burden in cases where a Seconded Person participates in LEDERLE's own employee education and the like.

     11) Relocation expenses upon commencement & termination of secondment (tenkyo-hiyou):
             In the cases of the commencement of secondment and where at the termination of secondment, Seconded Persons will return to LEDERLE necessitating relocation, CKK shall bear the total burden as to the expenses therefor.

2. CKK shall pay by remittance and pursuant to invoice therefor from LEDERLE, to the account designated by LEDERLE, the costs and expenses to be borne by CKK.

ARTICLE 11. PERSONAL CHANGES.

In the event of any change in the family situation, address or other personal circumstances of a Seconded Person, LEDERLE and CKK shall mutually notify the other without delay. Furthermore, matters for which notice is required shall be separately determined.

ARTICLE 12. CHANGE TO CONDITIONS OF WORK, ETC.

In the event of revision to rules and provisions concerning established work hours (shotei-roudou-jikan), days off (kyuujitsu), leaves (kyuuka), travel expenses (ryohi), welfare benefits (fukuri-kousei) or like change to work conditions (roudou-jouken) by either LEDERLE or CKK, the other party shall be informed without delay.

ARTICLE 13. COMMENDATIONS & SANCTIONS (HYOU-SHOU, SEISAI).

In principle, commendations and sanctions shall be determined pursuant to CKK's rules and provisions. However, with regard to dismissal (kaiko), commendation for long years of continuous service and other items separately determined by agreement between LEDERLE and CKK, the rules and provisions of LEDERLE shall be followed.

ARTICLE 14.  MAINTENANCE OF CONFIDENTIALITY.

1. Neither LEDERLE nor CKK shall divulge or disclose to a third party any business related secret of the opposite party learned in the course of performance of this Agreement. However, there shall be excepted from the foregoing publicly known matters and matters which become public other than through the responsibility of the party itself.

2. Both LEDERLE and CKK shall cause Seconded Persons to maintain as confidential each other's business secrets, and shall not allow the other party's business secrets to be disclosed or divulged, nor to be used for the party's own benefit or other purposes.

ARTICLE 15.  COMPENSATION FOR DAMAGES (SONGAI-BAISHOU).

LEDERLE and CKK may demand from the opposite party compensation for damages in the event that the opposite party has breached the duty to maintain confidentiality pursuant to the preceding Article, or in the event of there having been suffered damages pursuant to a Seconded Person's breach of business order and discipline (kigyou-chitsujo-ihan) or the like.

ARTICLE 16.  EARLY TERMINATION.

Pursuant to proper grounds therefor, when LEDERLE or CKK find it necessary to terminate this Agreement, or to change, suspend or stop the secondment of individual Seconded Persons, they may terminate this Agreement or make such stoppage or the like to secondment upon three (3) months' prior notice thereof to the opposite party.

ARTICLE 17.  PERSONS RESPONSIBLE FOR LIAISON.

LEDERLE and CKK hereby determine that the following individuals are the responsible liaison persons with regard to this Agreement through whom shall occur necessary communications, notifications and coordination between the parties:

        LEDERLE:         Personnel Manager (Head, Personnel Section)
        CKK:             Personnel Manager

ARTICLE 18.  PROHIBITION OF RE-SECONDMENT.

CKK may not re-second Seconded Persons to another company or the like.

ARTICLE 19.  ADDITIONAL MATTERS.

With regard to matters not provided for in this Agreement or should there arise doubt as to the content hereof, LEDERLE and CKK shall mutually consult thereon with a spirit of good faith and sincerity, and shall resolve the same.